Exhibit 99.1

Jessica Hansen, Director of Investor Relations
301 Commerce Street, Ste. 500, Fort Worth, Texas 76102
817-390-8200
January 27, 2012

D.R. HORTON, INC., AMERICA’S BUILDER, REPORTS FIRST QUARTER FISCAL 2012 RESULTS AND DECLARES QUARTERLY DIVIDEND

FORT WORTH, TEXAS – D.R. Horton, Inc. (NYSE:DHI), America’s Builder, today reported net income for its first fiscal quarter ended December 31, 2011 of $27.7 million, or $0.09 per diluted share, compared to a net loss of $20.4 million, or $0.06 per diluted share, for the quarter ended December 31, 2010. Homebuilding revenue for the first quarter of fiscal 2012 totaled $885.6 million, compared to $767.0 million in the year ago quarter. Homes closed in the quarter totaled 4,118, compared to 3,637 homes in the year ago quarter.

Net sales orders for the first quarter ended December 31, 2011 totaled 3,794 homes ($823.2 million), compared to 3,363 homes ($705.6 million) in the year ago quarter. The Company’s cancellation rate (cancelled sales orders divided by gross sales orders) for the first quarter of fiscal 2012 was 26%. The Company’s sales order backlog of homes under contract at December 31, 2011 was 4,530 homes ($975.0 million), compared to 3,854 homes ($795.4 million) at December 31, 2010.

During the first quarter, the Company repurchased $10.8 million of its 6.5% senior notes due 2016 for $10.6 million, plus accrued interest. The Company ended the quarter with $1.0 billion of homebuilding unrestricted cash and marketable securities and net homebuilding debt to total capital of 17.5%. Net homebuilding debt to total capital consists of homebuilding notes payable net of cash and marketable securities divided by total equity plus homebuilding notes payable net of cash and marketable securities.

The Company has declared a quarterly cash dividend of $0.0375 per share. The dividend is payable on February 21, 2012 to stockholders of record on February 10, 2012.

Donald R. Horton, Chairman of the Board, said, “We are off to a strong start in fiscal 2012. We were profitable in our first quarter and are focused on being profitable each quarter and for the entire fiscal year. Our net sales orders, homes closed and sales order backlog all increased by double-digit percentages over the prior year quarter. We are looking forward to the spring selling season with cautious optimism. We are positioned for growth, and we remain committed to controlling our construction costs, SG&A and inventory levels while maintaining our strong balance sheet and liquidity.”

The Company will host a conference call today (Friday, January 27th) at 10:00 a.m. Eastern time. The dial-in number is 877-407-8033, and the call will also be webcast from www.drhorton.com on the “Investors” page.

D.R. Horton, Inc., America’s Builder, is the largest homebuilder in the United States, based on its 17,176 homes closed in the twelve-month period ended December 31, 2011. Founded in 1978 in Fort Worth, Texas, D.R. Horton has operations in 73 markets in 25 states in the East, Midwest, Southeast, South Central, Southwest and West regions of the United States. The Company is engaged in the construction and sale of high quality homes with sales prices ranging from $90,000 to over $600,000. D.R. Horton also provides mortgage financing and title services for homebuyers through its mortgage and title subsidiaries.

Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include that we are looking forward to the spring selling season with cautious optimism. The forward-looking statements also include that we have positioned ourselves for growth, and we remain committed to controlling our construction costs, SG&A and inventory levels while maintaining our strong balance sheet and liquidity.

Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: the continuing downturn in the homebuilding industry, including further deterioration in industry or broader economic conditions; the continuing constriction of the credit markets, which could limit our ability to access capital and increase our costs of capital; the reduction in availability of mortgage financing, increases in mortgage interest rates and the effects of government programs; the limited success of our strategies in responding to adverse conditions in the industry; the impact of an inflationary or deflationary environment; changes in general economic, real estate and other business conditions; the risks associated with our inventory ownership position in changing market conditions; supply risks for land, materials and labor; changes in the costs of owning a home; the effects of governmental regulations and environmental matters on our homebuilding operations; the effects of governmental regulation on our financial services operations; the uncertainties inherent in home warranty and construction defect claims matters; our substantial debt and our ability to comply with related debt covenants, restrictions and limitations; competitive conditions within our industry; our ability to effect any future growth strategies successfully; our ability to realize our deferred income tax asset; and our ability to utilize our tax losses, which could be substantially limited if we experienced an ownership change as defined in the Internal Revenue Code. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K which is filed with the Securities and Exchange Commission.

WEBSITE ADDRESS: www.drhorton.com

D.R. HORTON, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	December 31,	September 30,
	2011	2011
	(In millions)
ASSETS
Homebuilding:
Cash and cash equivalents	$721.1	$715.5
Marketable securities, available-for-sale	298.7	297.6
Restricted cash	44.6	49.1
Inventories:
Construction in progress and finished homes	1,359.3	1,369.2
Residential land and lots - developed and under development	1,412.5	1,370.7
Land held for development	707.1	709.8

	3,478.9	3,449.7
Income taxes receivable	12.4	12.4
Deferred income taxes, net of valuation allowance of $837.1 million and $848.5 million at December 31, 2011 and September 30, 2011, respectively	—	—
Property and equipment, net	55.0	57.6
Other assets	395.9	398.4
Goodwill	15.9	15.9

	5,022.5	4,996.2

Financial Services:
Cash and cash equivalents	17.0	17.1
Mortgage loans held for sale	275.9	294.1
Other assets	48.0	51.0

	340.9	362.2

	$5,363.4	$5,358.4

LIABILITIES
Homebuilding:
Accounts payable	$143.4	$154.0
Accrued expenses and other liabilities	800.5	829.8
Notes payable	1,582.3	1,588.1

	2,526.2	2,571.9

Financial Services:
Accounts payable and other liabilities	38.9	46.5
Mortgage repurchase facility	146.0	116.5

	184.9	163.0

	2,711.1	2,734.9

EQUITY
Common stock	3.2	3.2
Additional paid-in capital	1,929.9	1,917.0
Retained earnings	850.4	834.6
Treasury stock, at cost	(134.3)	(134.3)
Accumulated other comprehensive income	0.2	0.1

	2,649.4	2,620.6
Noncontrolling interests	2.9	2.9

	2,652.3	2,623.5

	$5,363.4	$5,358.4

D.R. HORTON, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

	Three Months Ended December 31,
	2011	2010
	(In millions, except per share data)
Homebuilding:
Revenues:
Home sales	$884.3	$761.1
Land/lot sales	1.3	5.9

	885.6	767.0

Cost of sales:
Home sales	735.6	642.5
Land/lot sales	—	5.9
Inventory impairments and land option cost write-offs	1.4	8.4

	737.0	656.8

Gross profit:
Home sales	148.7	118.6
Land/lot sales	1.3	—
Inventory impairments and land option cost write-offs	(1.4)	(8.4)

	148.6	110.2

Selling, general and administrative expense	119.0	118.9
Interest expense	6.9	16.2
(Gain) loss on early retirement of debt, net	(0.1)	1.5
Other (income)	(2.2)	(2.3)

Operating income (loss) from Homebuilding	25.0	(24.1)

Financial Services:
Revenues, net of recourse and reinsurance expense	21.0	21.2
General and administrative expense	18.9	19.0
Interest expense	0.9	0.3
Interest and other (income)	(3.0)	(2.3)

Operating income from Financial Services	4.2	4.2

Income (loss) before income taxes	29.2	(19.9)
Income tax expense	1.5	0.5

Net income (loss)	$27.7	$(20.4)

Other comprehensive income (loss), net of income tax:
Unrealized gain (loss) related to available-for-sale securities	0.1	(0.3)

Comprehensive income (loss)	$27.8	$(20.7)

Basic:
Net income (loss) per share	$0.09	$(0.06)

Weighted average number of common shares	316.3	319.1

Diluted:
Net income (loss) per share	$0.09	$(0.06)

Adjusted weighted average number of common shares	316.5	319.1

Other Consolidated Financial Data:
Interest amortized to home and land/lot cost of sales	$20.4	$20.9

Depreciation	$5.0	$4.9

Interest incurred	$28.8	$35.5

D.R. HORTON, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(UNAUDITED)

Three Months Ended
December 31, 2011
(In millions)

Operating Activities
Net income	$27.7
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	5.0
Amortization of discounts and fees	9.8
Stock based compensation expense	5.0
Gain on early retirement of debt, net	(0.1)
Inventory impairments and land option cost write-offs	1.4
Changes in operating assets and liabilities:
Decrease in construction in progress and finished homes	9.7
Increase in residential land and lots - developed, under development, and held for development	(40.1)
Decrease in other assets	4.5
Decrease in mortgage loans held for sale	18.2
Decrease in accounts payable, accrued expenses and other liabilities	(44.4)

Net cash used in operating activities	(3.3)

Investing Activities
Purchases of property and equipment	(2.4)
Purchases of marketable securities	(24.4)
Proceeds from the sale or maturity of marketable securities	21.5
Decrease in restricted cash	4.5

Net cash used in investing activities	(0.8)

Financing Activities
Proceeds from notes payable	29.5
Repayment of notes payable	(12.6)
Proceeds from stock associated with certain employee benefit plans	4.6
Cash dividends paid	(11.9)

Net cash provided by financing activities	9.6
Increase in Cash and Cash Equivalents	5.5
Cash and cash equivalents at beginning of period	732.6

Cash and cash equivalents at end of period	$738.1

D.R. HORTON, INC.

($’s in millions)

NET SALES ORDERS

	Three Months Ended December 31,
	2011		2010
	Homes	Value	Homes	Value
East	509	$115.3	400	$87.9
Midwest	213	59.1	186	51.1
Southeast	921	181.1	769	148.8
South Central	1,299	233.2	1,162	204.7
Southwest	249	46.9	255	47.5
West	603	187.6	591	165.6

	3,794	$823.2	3,363	$705.6

HOMES CLOSED

	Three Months Ended December 31,
	2011		2010
	Homes	Value	Homes	Value
East	495	$118.8	439	$100.7
Midwest	213	57.7	215	57.8
Southeast	1,013	195.6	747	143.9
South Central	1,492	266.7	1,303	228.8
Southwest	279	54.0	312	58.2
West	626	191.5	621	171.7

	4,118	$884.3	3,637	$761.1

SALES ORDER BACKLOG

	As of December 31,
	2011		2010
	Homes	Value	Homes	Value
East	620	$144.1	433	$90.7
Midwest	288	81.9	218	63.5
Southeast	1,193	232.4	834	167.4
South Central	1,517	276.0	1,550	273.1
Southwest	396	69.5	348	61.1
West	516	171.1	471	139.6

	4,530	$975.0	3,854	$795.4